Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 30, 2020, relating to our audit of the December 31, 2019 financial statements, which appears in OMNIQ Corp’s (formerly known as Quest Solution, Inc.) Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Salt Lake City, Utah

May 22, 2020